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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Filed by the Registrant [x]

         Filed by a Party other than the Registrant [ ]

         Check the appropriate box:


         [ ]  Preliminary Proxy Statement

         [ ]  Confidential, for Use of the Commission
              Only (as permitted by Rule 14a-6(e)(2))

         [ ]  Definitive Proxy Statement

         [x]  Definitive Additional Materials

         [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         The Charles Schwab Corporation
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                (Name of Registrant as Specified in Its Charter)

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     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

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         [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
              and 0-11.

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         (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing
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         (4)  Proposed maximum aggregate value of transaction:

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         [ ]     Fee paid previously with preliminary materials.

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[LOGO]                            SUPPLEMENT TO
                         THE CHARLES SCHWAB CORPORATION
                              1999 PROXY STATEMENT

PROPOSED STOCK SPLIT

(a)   Background

In this Supplement, we refer to The Charles Schwab Corporation as the "Company."

On April 20, 1999, the Company's Board of Directors conditionally approved a two-for-one stock split of its common stock, to be effected in the form of a 100% stock dividend, payable July 1, 1999 to stockholders of record at the close of business on June 1, 1999. The stock split will become effective only if stockholders approve the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 500 million to 2 billion. The vote on the proposed amendment will take place at the Annual Meeting of Stockholders on May 17, 1999. You can find information on the proposed amendment in the proxy statement under "Proposals To Be Voted On." The proxy statement is available on the Internet at:

                           http://www.schwab.com/proxy

Other than the newly proposed stock split, the Company is not presently negotiating with anyone concerning the issuance or use of any of the additional authorized shares of common stock and has no present arrangements, understandings or plans concerning the issuance or use of the additional authorized shares.

(b)   Purposes and Effects of Proposed Two-For-One Stock Split

1.    General

The Board anticipates that a two-for-one stock split of Company common stock will place the market price of the common stock in a range more attractive to investors, particularly individuals, and may result in a broader market for the shares. The Company will apply to list the additional shares of common stock, resulting from the stock split, with the stock exchanges on which the Company's common stock is currently listed (the New York Stock Exchange and the Pacific Exchange).

2.    Federal Income Tax Consequences

Tax counsel has advised the Company that the proposed stock split will result in no gain or loss or realization of taxable income to owners of common stock under existing United States federal income tax laws. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares, and stockholders are urged to consult their tax advisors.

3.    Effects on Stock Plans

Based on the Company's plans under which stock options and restricted stock are awarded, it will be necessary to make appropriate adjustments to the number of shares covered by awards and, where applicable, the exercise prices. From the effective date of the stock split, shares covered by outstanding stock options will be doubled and the exercise price per share will be divided by two. Shares of restricted stock awarded will be doubled. Shares reserved for issuance under the Company's stock plans, and any limitations contained in the plans on the number of shares that can be awarded annually, will automatically be doubled as a result of the stock split.
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4.    Par Value

There will be no change in the par value of each share of common stock, which will be $.01 both before and after the stock split.

5.    Accounting Treatment

If the proposed amendment is adopted, there will be no change in total stockholders' equity, but the Company's common stock capital account will be increased to reflect the $.01 per share par value of the additional shares issued, and retained earnings will be reduced by a like amount. The number of shares issued and outstanding, reserved for issuance and held in the treasury, if any, will double.

(c)   New Shares

If you hold stock certificates for Company common stock, please do not destroy them or send them to the Company or the transfer agent. If the stock split becomes effective, your certificates will remain valid for the number of shares shown on them, and should be carefully preserved by you. The Company anticipates that the additional shares to which you are entitled will be distributed on or about July 1, 1999 either by delivery of physical certificates through the mail or by book-entry in the records of the Company. If the additional shares are distributed by book-entry, you will be entitled to receive physical stock certificates upon request.

(d)   Procedures for Changing Your Vote

For those stockholders who have already voted their shares, if the proposed stock split, or any other consideration, affects your voting decision, you may change your vote at any time before the polls close at the annual meeting by:

-     signing another proxy card with a later date,

- voting by telephone or on the Internet (your latest telephone or Internet vote is counted), or

-     voting at the meeting.

You can find a discussion of alternative voting procedures in the proxy statement under "Questions and Answers - - How Do I Vote?" The proxy card contains telephone and Internet voting instructions.

Should you need a new proxy card, please telephone your broker or bank if you hold your Company shares in street name (that is, in an account at a brokerage firm or bank). Otherwise, telephone the Company's Corporate Secretary's Office at (415) 636-1406.

By Order of the Board of Directors,

/s/ Carrie E. Dwyer

Carrie E. Dwyer
Executive Vice President,
General Counsel and
Corporate Secretary

April 22, 1999
San Francisco, California